Exhibit 99.1
WCA Waste Corporation Sets Date for Annual Meeting
Houston, Texas (June 20, 2007)—WCA Waste Corporation (NASDAQ:WCAA) announced today that the 2007 Annual Meeting of Stockholders will be held on Thursday, September 13, 2007 at 9:00 a.m. local time at the offices of WCA at One Riverway, Suite 1400, Houston, Texas 77056. The Corporation has fixed the close of business on July 16, 2007 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting.
WCA Waste Corporation is an integrated company engaged in the transportation, processing and disposal of non-hazardous solid waste. The Company’s operations consists of twenty landfills, twenty-one transfer stations/material recovery facilities and twenty-five collection operations located throughout Alabama, Arkansas, Colorado, Florida, Kansas, Missouri, New Mexico, North Carolina, South Carolina, Tennessee and Texas. The Company’s common stock is traded on the NASDAQ National Market System under the symbol “WCAA.”

Contact:	WCA Waste Corporation (NASDAQ: WCAA)
Houston, Texas
Tommy Fatjo, 713-292-2400